UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 11, 2005

INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 S.W. 10th Street, Deerfield Beach, FL	33442
(Address of Principal Executive Offices)	(Zip Code)

954-363-4797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

On February 11, 2005, a confidentiality agreement between the Company and Castlerigg Master Investments, Ltd, an investor in the Company’s Series F Preferred Stock, expired. Pursuant to that confidentiality agreement, the Company had disclosed to Castlerigg that the Company is in preliminary negotiations with a national turnaround consultancy firm to engage such firm to, among other things, provide day-to-day management oversight of the Company. In addition, the Company disclosed to Castlerigg that it had become aware that certain stockholders of the Company were in preliminary negotiations with PHSL Worldwide, Inc. (“PHSL”), the holder of the Company’s Series D Preferred Stock, and PHSL’s controlling stockholders, regarding a potential restructuring of PHSL’s and its controlling stockholders’ interests in the Company, including a possibility of terminating and assigning PHSL’s rights to designate six directors to the Company’s Board of Directors. To date, the Company has not been a party to the negotiations with PHSL or its controlling stockholders.

At this time, there are no definitive agreements with respect to either the engagement of a turnaround consultancy firm or the restructuring of PHSL’s and its controlling stockholders’ interests in the Company, and no assurances can be made that such agreements will be executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Interactive Brand Developments, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND
DEVELOPMENT, INC.

Date: February 11, 2005	By: /s/ Steve Markley
Steve Markley,
Chief Executive Officer